                             EXHIBIT 28.2 (1 PAGE)


                 PRESS RELEASE DATED APRIL 13 1998 ANNOUNCING
                    DECLARATION OF A CASH DIVIDEND PAYABLE
                    MAY 12, 1998 TO SHAREHOLDERS OF RECORD
                                APRIL 30, 1998

                     PFMI PERPETUAL MIDWEST FINANCIAL, INC
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
                                                    DATE:    April 13, 1998
                                                    CONTACT: Rick L. Brown, CFO
                                                             at (319) 366-1851





                       PERPETUAL MIDWEST FINANCIAL, INC



CEDAR RAPIDS, IOWA ------


Perpetual Midwest Financial, Inc., parent company of Perpetual Savings Bank, FSB, announced that the Corporation will pay a cash dividend of $0.075 (seven and one-half cents) per share of outstanding common stock. The dividend will be payable on May 12, 1998 to shareholders of record on April 30, 1998.

Perpetual Savings Bank, FSB serves Linn and Johnson counties through its four full service offices in Cedar Rapids and one office located in Iowa City, Iowa.

The Corporation's stock is traded on the NASDAQ National Market under the symbol "PMFI".


                                     #####